                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:    September 24, 2004

                                             SINO-JP FUND CO., LTD.

                                             By:    /s/ Ryoji Furukawa
                                                    ------------------
                                             Name:  Ryoji Furukawa
                                             Title: Director

                                             SINO-JP ASSETS MANAGMENT CO., LTD.

                                             By:    /s/ Ryoji Furukawa
                                                    ------------------
                                             Name:  Ryoji Furukawa
                                             Title: Director

                                             EXPERT TIME HOLDINGS LIMITED

                                             By:    /s/ Wellen Sham
                                                    ---------------
                                             Name:  Wellen Sham
                                             Title: Director

                                             WELLEN SHAM

                                             /s/ Wellen Sham
                                             ---------------

                                       12